Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Ware Grove
Chief Financial Officer
-or-
Lori Novickis
Director, Corporate Relations
CBIZ, Inc.
Cleveland, Ohio
(216) 447-9000
CBIZ REPORTS FOURTH-QUARTER AND FULL-YEAR 2009 RESULTS
Full-Year Revenue Grows 7.8%
Earnings per Share from Continuing Operations Increases 2.0%
Cash Earnings per Share increase by 13.8%; EBITDA Increases 11.0%
Cleveland, Ohio (February 16, 2010)—CBIZ, Inc. (NYSE: CBZ) today announced fourth-quarter and full-year results for the year ended December 31, 2009.
CBIZ reported revenue of $162.3 million for the fourth quarter ended December 31, 2009, an increase of 2.3% over the $158.7 million reported for the fourth quarter of 2008. Same-unit revenue for the quarter decreased by 9.1% and newly acquired businesses contributed $18.1 million, or 11.4%, to revenue growth. Net income from continuing operations was $1.4 million, or $0.02 per diluted share for the fourth quarter 2009 compared to $3.4 million or $0.06 per diluted share in the fourth quarter of 2008.
For the year ended December 31, 2009, CBIZ reported revenue of $739.7 million, an increase of 7.8% over the $685.9 million reported for 2008. Same-unit revenue for the year decreased by 5.3% and newly acquired businesses, net of divestitures, contributed $89.9 million, or 13.1%, to revenue growth. Net income from continuing operations for 2009 was $32.1 million, or $0.52 per diluted share, compared with $31.8 million, or $0.51 per diluted share for 2008.
Cash earnings per share from continuing operations, a non-GAAP measure that includes the impact of major non-cash charges to earnings, improved to $0.99 for 2009, an increase of 13.8% over $0.87 cash earnings per share from continuing operations for 2008. EBITDA for 2009 was $84.8 million, an increase of 11.0% over 2008 EBITDA. These calculations are outlined in the schedule attached.
Results for 2009 reflect the Company’s decision to discontinue the activities of several business operations focused on providing software and technology support for small businesses. Results for 2008 have been adjusted to reflect these discontinued operations. The Company will continue to invest in and grow its IT staffing and outsourcing business, including providing services under its contract with Edward Jones, its largest client.

During 2009, CBIZ purchased a total of approximately 1.8 million shares of its common stock at a total cost of $12.9 million. At December 31, 2009 the amount outstanding on the Company’s $214 million unsecured credit facility was $110 million compared with $125 million at December 31, 2008.
The Company recently announced that effective January 1, 2010, it had acquired the accounting and financial services firm Goldstein Lewin which is based in Boca Raton, Florida, and also acquired National Benefit Alliance, an employee benefits provider based in Midvale, Utah.
“We are pleased to have reported our eighth consecutive year of increased revenue, earnings, earnings per share and cash earnings from continuing operations. The acquisitions we made in 2008 have performed well during the year and we are pleased to have made two additional acquisitions during 2009 as well as the two we recently announced effective January 2010,” stated Steven Gerard, CBIZ Chairman and Chief Executive Officer. “Our financial condition remains strong and we are well positioned for future growth. We believe that some of the economic challenges we have encountered this past year will persist, resulting in moderate growth in revenue, earnings and cash flow for 2010,” concluded Gerard.
Outlook for 2010
In 2010, CBIZ expects to grow revenue within a range of 3% to 5% and expects to improve earnings per share from continuing operations within a range of 4% to 7% over the $0.52 per diluted share reported for 2009, excluding the impact of the previously announced charges in 2010 for the consolidation of facilities in connection with recent acquisition activity. Cash flow is expected to remain strong, and CBIZ expects EBITDA of approximately $90 million in 2010.
CBIZ, Inc. provides professional business services that help clients better manage their finances and employees. CBIZ provides its clients with financial services including accounting and tax, internal audit, merger and acquisition advisory, and valuation services. Employee services include group benefits, property and casualty insurance, payroll, HR consulting and wealth management. CBIZ also provides outsourced technology staffing support services, healthcare consulting and medical practice management. As one of the largest benefits specialists and one of the largest accounting, valuation and medical practice management companies in the United States, the Company’s services are provided through more than 150 Company offices in 36 states.
Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the Company’s ability to adequately manage its growth; the Company’s dependence on the current trend of outsourcing business services; the Company’s dependence on the services of its CEO and other key employees; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation and tax laws affecting its insurance business or its business services operations. A more detailed description of such risks and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission.
For further information regarding CBIZ, call our Investor Relations Office at (216) 447-9000 or visit our web site at www.cbiz.com.
6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
THREE MONTHS ENDED DECEMBER 31, 2009 AND 2008
(In thousands, except percentages and per share data)

	THREE MONTHS ENDED
	DECEMBER 31,
	2009	%	2008 (1)%
Revenue	$162,277	100.0%	$158,648	100.0%

Operating expenses	151,879	93.6%	140,956	88.9%

Gross margin	10,398	6.4%	17,692	11.1%

Corporate general and administrative expenses (2)	6,848	4.2%	6,378	4.0%

Operating income	3,550	2.2%	11,314	7.1%

Other income (expense):
Interest expense	(3,186)	-2.0%	(2,743)	-1.7%
Gain (loss) on sale of operations, net	(15)	0.0%	275	0.2%
Other income (expense), net (3)	1,173	0.7%	(3,582)	-2.3%

Total other expense, net	(2,028)	-1.3%	(6,050)	-3.8%

Income from continuing operations before income tax expense	1,522	0.9%	5,264	3.3%

Income tax expense	87		1,883

Income from continuing operations	1,435	0.9%	3,381	2.1%

Loss from operations of discontinued businesses, net of tax	(151)		(412)
Gain on disposal of discontinued businesses, net of tax	32		40

Net income	$1,316	0.8%	$3,009	1.9%

Diluted earnings (loss) per share:
Continuing operations	$0.02		$0.06
Discontinued operations	—		(0.01)

Net income	$0.02		$0.05

Diluted weighted average common shares outstanding	61,561		61,765

Other data from continuing operations:
EBIT (4)	$4,723		$7,732
EBITDA (4)	$10,092		$11,452

(1)	Certain amounts in the 2008 financial data have been reclassified to conform to the current year presentation and revised to reflect the retroactive application of FASB ASC Topic 470.20 “Debt with Conversion and Other Options,” as well as the impact of discontinued operations.

(2)	Includes an expense of $121 and a benefit of $563 for the three months ended December 31, 2009 and 2008, respectively, in compensation expense associated with gains and losses from the Company’s deferred compensation plan (see note 3). Excluding this item, corporate general and administrative expenses would be $6,727 and $6,941 or 4.1% and 4.4% of revenue, for the three months ended December 31, 2009 and 2008, respectively.

(3)	Includes a net gain of $952 and a net loss of $3,755 for the three months ended December 31, 2009 and 2008, respectively, attributable to assets held in the Company’s deferred compensation plan. These net gains and losses do not impact “income from continuing operations before income tax expense” as they are directly offset by compensation adjustments to the Plan participants. Compensation is included in “operating expenses” and “corporate general and administrative expenses.”

(4)	EBIT represents income from continuing operations before income taxes, interest expense, and gain (loss) on sale of operations. EBITDA represents EBIT before depreciation and amortization expense of $5,369 and $3,720 for the three months ended December 31, 2009 and 2008, respectively. The Company has included EBIT and EBITDA data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to service debt. EBIT and EBITDA should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles.
6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
TWELVE MONTHS ENDED DECEMBER 31, 2009 AND 2008
(In thousands, except percentages and per share data)

	TWELVE MONTHS ENDED
	DECEMBER 31,
	2009	%	2008 (1)%
Revenue	$739,700	100.0%	$685,933	100.0%

Operating expenses	651,311	88.1%	588,142	85.7%

Gross margin	88,389	11.9%	97,791	14.3%

Corporate general and administrative expenses (2)	30,722	4.1%	28,691	4.2%

Operating income	57,667	7.8%	69,100	10.1%

Other income (expense):
Interest expense	(13,392)	-1.8%	(10,786)	-1.6%
Gain on sale of operations, net	989	0.1%	745	0.1%
Other income (expense), net (3)	6,622	0.9%	(7,618)	-1.1%

Total other expense, net	(5,781)	-0.8%	(17,659)	-2.6%

Income from continuing operations before income tax expense	51,886	7.0%	51,441	7.5%

Income tax expense	19,798		19,637

Income from continuing operations	32,088	4.3%	31,804	4.6%
Loss from operations of discontinued businesses, net of tax	(902)		(1,132)
Gain (loss) on disposal of discontinued businesses, net of tax	210		(268)

Net income	$31,396	4.2%	$30,404	4.4%

Diluted earnings (loss) per share:
Continuing operations	$0.52		$0.51
Discontinued operations	(0.01)		(0.02)

Net income	$0.51		$0.49

Diluted weighted average common shares outstanding	61,859		62,572

Other data from continuing operations:
EBIT (4)	$64,289		$61,482
EBITDA (4)	$84,787		$76,404

(1)	Certain amounts in the 2008 financial data have been reclassified to conform to the current year presentation and revised to reflect the retroactive application of FASB ASC Topic 470.20 “Debt with Conversion and Other Options,” as well as the impact of discontinued operations.

(2)	Includes an expense of $683 and a benefit of $1,153 for the twelve months ended December 31, 2009 and 2008, respectively, in compensation expense associated with gains and losses from the Company’s deferred compensation plan (see note 3). Excluding this item corporate general and administrative expenses would be $30,039 and $29,844, or 4.1% and 4.4% of revenue, for the twelve months ended December 31, 2009 and 2008, respectively.

(3)	Includes a net gain of $5,491 and a net loss of $7,572 for the twelve months ended December 31, 2009 and 2008, respectively, attributable to assets held in the Company’s deferred compensation plan. These net gains and losses do not impact “income from continuing operations before income tax expense” as they are directly offset by compensation adjustments to the Plan participants. Compensation is included in “operating expenses” and “corporate general and administrative expenses.”

(4)	EBIT represents income from continuing operations before income taxes, interest expense, and gain on sale of operations. EBITDA represents EBIT before depreciation and amortization expense of $20,498 and $14,922 for the twelve months ended December 31, 2009 and 2008, respectively. The Company has included EBIT and EBITDA data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to service debt. EBIT and EBITDA should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles.
6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
(In thousands, except per share data)
SELECT SEGMENT DATA

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	DECEMBER 31,		DECEMBER 31,
	2009	2008 (1)	2009	2008 (1)
Revenue
Financial Services	$74,569	$67,570	$380,254	$312,122
Employee Services	41,833	43,223	170,846	181,793
Medical Management Professionals	38,230	40,940	160,632	164,950
National Practices	7,645	6,915	27,968	27,068

Total	$162,277	$158,648	$739,700	$685,933

Gross Margin
Financial Services	$737	$3,985	$50,960	$46,681
Employee Services	7,625	6,607	29,136	30,960
Medical Management Professionals	3,970	5,843	20,869	21,555
National Practices	1,242	841	3,499	3,461
Operating expenses — unallocated (2):
Other	(2,345)	(2,777)	(11,267)	(11,285)
Deferred compensation	(831)	3,193	(4,808)	6,419

Total	$10,398	$17,692	$88,389	$97,791

(1)	Certain amounts in the 2008 financial data have been reclassified to conform to the current year presentation, including the impact of discontinued operations.

(2)	Represents operating expenses not directly allocated to individual businesses, including stock based compensation, consolidation and integration charges and certain advertising expenses. Unallocated operating expenses also include gains or losses attributable to the assets held in the Company’s deferred compensation plan. These gains or losses do not impact “income from continuing operations” as they are directly offset by the same adjustment to “other income (expense), net” in the consolidated statements of operations. Gains recognized from adjustments to the fair value of the assets held in the deferred compensation plan are recorded as additional compensation expense in “operating expense” and as income in “other income (expense), net.”
CASH EARNINGS AND PER SHARE DATA
Reconciliation of Income from Continuing Operations to Cash Earnings from Continuing Operations (3)

	THREE MONTHS ENDED DECEMBER 31,
	2009	Per Share	2008	Per Share
Income from Continuing Operations	$1,435	$0.02	$3,381	$0.06

Selected non-cash items:
Depreciation and amortization	5,369	0.09	3,720	0.06
Non-cash interest on convertible note	1,016	0.02	941	0.01
Stock based compensation	1,289	0.02	957	0.02

Non-cash items	7,674	0.13	5,618	0.09

Cash earnings - Continuing Operations	$9,109	$0.15	$8,999	$0.15

	TWELVE MONTHS ENDED DECEMBER 31,
	2009	Per Share	2008	Per Share
Income from Continuing Operations	$32,088	$0.52	$31,804	$0.51

Selected non-cash items:
Depreciation and amortization	20,498	0.33	14,922	0.24
Non-cash interest on convertible note	3,962	0.06	3,670	0.06
Stock based compensation	4,754	0.08	3,740	0.06

Non-cash items	29,214	0.47	22,332	0.36

Cash earnings - Continuing Operations	$61,302	$0.99	$54,136	$0.87

(3)	The Company believes cash earnings and cash earnings per diluted share (non-GAAP measures) more clearly illustrate the impact of certain non-cash charges to income from continuing operations and are a useful measure for the Company and its analysts. Cash earnings is defined as income from continuing operations excluding depreciation and amortization, non-cash interest expense and non-cash stock based compensation expense. Cash earnings per diluted share is calculated by dividing cash earnings by the number of weighted average diluted common shares outstanding for the period indicated. Cash earnings and cash earnings per diluted share should not be regarded as a replacement or alternative of performance under generally accepted accounting principles.
6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
(In thousands, except percentages and ratios)
SELECT BALANCE SHEET DATA AND RATIOS

	DECEMBER 31,	DECEMBER 31,
	2009	2008 (1)
Cash and cash equivalents	$9,257	$9,671
Restricted cash	$15,432	$15,786
Accounts receivable, net	$127,638	$124,804
Current assets before funds held for clients	$179,873	$180,234
Funds held for clients - current and non-current	$98,470	$113,121
Goodwill and other intangible assets, net	$375,211	$348,752

Total assets	$711,969	$698,592

Current liabilities before client fund obligations	$88,402	$90,203
Client fund obligations	$101,279	$116,638
Convertible notes	$93,848	$89,887
Bank debt	$110,000	$125,000

Total liabilities	$441,351	$456,993

Treasury stock	$(269,642)	$(256,295)

Total stockholders’ equity	$270,618	$241,599

Debt to equity (2)	75.3%	88.9%
Days sales outstanding (DSO) - continuing operations (3)	66	66

Shares outstanding	61,937	62,472

Basic weighted average common shares outstanding	61,200	61,839

Diluted weighted average common shares outstanding	61,859	62,572

(1)	Certain amounts in the 2008 financial data have been reclassified to conform to the current year presentation and revised to reflect the retroactive application of FASB ASC Topic 470.20 “Debt with Conversion and Other Options,” as well as the impact of discontinued operations.

(2)	Ratio is convertible notes and bank debt divided by total stockholders’ equity.

(3)	DSO is provided for continuing operations and represents accounts receivable (before the allowance for doubtful accounts) and unbilled revenue (net of realization adjustments) at the end of the period, divided by trailing twelve month daily revenue. The calculation of DSO for the twelve months ended December 31, 2008 excludes accounts receivable and unbilled revenue totalling approximately $9.6 million, which related to the acquisition of Mahoney Cohen & Company in New York on December 31, 2008. These receivables were excluded from the DSO calculation because they are a component of the acquisition, as opposed to being associated with the Company’s trailing twelve month daily revenue. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles.
6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007